UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 4, 2009

HELIX WIND, CORP.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-52107 (Commission File Number)	20-4069588 (IRS Employer Identification No.)

1848 Commercial Street
San Diego, California 92113
 (Address of Principal Executive Offices, Zip Code)

(877) 246-4354
(Registrant's Telephone Number, Including Area Code)

-----------------------------------------------------------------------
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement

On August 4, 2009, Helix Wind, Corp. (“Helix Wind”) entered into a Placement Agency Agreement with Dominick & Dominick LLC (“Dominick”) pursuant to which Dominick was engaged as an exclusive financial advisor and placement agent for a private offering of securities of Helix Wind for a minimum of $5,000,000 and a maximum of $30,000,000. Dominick will be entitled to 8% of the gross proceeds if equity securities (including securities convertible to common or preferred stock) and 4% of the gross proceeds if debt securities are sold. The placement agent is also entitled to 8% of the warrants issued to investors, and received a $20,000 non-refundable retainer for the engagement. The term of the agreement is twelve months.

For all the terms and conditions of the Dominick & Dominick Placement Agency Agreement, reference is hereby made to such agreement annexed hereto as exhibit 10.4.  All statements made herein concerning the foregoing agreement are qualified by reference to said exhibit.

Section 8 – Other Events
Item 8.01 Other Events

The disclosure set forth above under Item 1.01 (Entry Into a Material Definitive Agreement) is hereby incorporated by reference into this Item 8.01.

On August 6, 2009, Helix Wind, Corp. issued a press release regarding the Dominick & Dominick Placement Agency Agreement described above in Item 1.01. A copy of the press release is filed as Exhibit 99.3 to this Current Report on Form 8-K.

Section 9-Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is included with this report:

	Exhibit 10.4	Placement Agency Agreement dated August 4, 2009 between Helix Wind, Corp. and Dominick & Dominick LLC

	Exhibit 99.3	Press Release, dated August 6, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIX WIND, CORP.
By:	/s/ Ian Gardner
Name:	Ian Gardner
Title:	CEO

Date:  August 6, 2009